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                          CENTRAL PARKING FINANCE TRUST
              5 1/4% CONVERTIBLE TRUST ISSUED PREFERRED SECURITIES
                 (liquidation amount $25 per preferred security)
              guaranteed by, and convertible into, common stock of

                           CENTRAL PARKING CORPORATION

                           --------------------------

                               PURCHASE AGREEMENT

                                                                  March 13, 1998
Bear, Stearns & Co. Inc.
J.C. Bradford & Co., LLC
William Blair & Company, L.L.C.
NationsBanc Montgomery Securities LLC
SunTrust Equitable Securities
As Representatives of the several Initial Purchasers
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

         Central Parking Finance Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and Central Parking Corporation, a Tennessee corporation (the "Company"), as depositor of the Trust and as guarantor, propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Initial Purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as the representatives (the "Representatives") an aggregate of 4,000,000 (the "Firm Securities") and, at the election of the Initial Purchasers, up to an additional 400,000 (the "Optional Securities"), of 5 1/4% Convertible Trust Issued Preferred Securities (liquidation amount $25 per preferred security), representing undivided beneficial interests in the assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Company and Chase Bank of Texas, National Association, as trustee (the "Guarantee Trustee") and convertible into common stock, $.01 par value per share ("Company Common Stock"), of the Company. The Firm Securities and the Optional Securities that the Initial Purchasers elect to purchase pursuant to Section 2 hereof are referred to collectively as the "Preferred Securities." The Trust is to purchase, with the proceeds of the sale of the Preferred Securities and up to 123,711 (or 136,082 assuming full exercise by the Initial Purchasers of the over-allotment option described herein) of its Common Securities (liquidation amount $25 per common security) (the "Common Securities," and, collectively with the Preferred Securities, the "Trust Securities"), $103,092,775 aggregate principal amount (or $113,402,050 aggregate principal amount assuming full exercise by the Initial Purchasers of the over-allotment option described herein) of 5 1/4% Convertible Subordinated Debentures due April 1, 2028 (the "Convertible



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Debentures") of the Company, to be issued pursuant to an Indenture (the
"Indenture") between the Company and Chase Bank of Texas, National Association, as trustee (the "Indenture Trustee").

         The Company will be the holder of 100% of the Common Securities. The Trust will be subject to the terms of an Amended and Restated Trust Agreement (the "Trust Agreement"), among the Company, as Depositor, Chase Bank of Texas, National Association, as Property Trustee ("Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee") and three individual trustees who are employees or officers of or affiliated with the Company (the "Administrative Trustees"), and the holders from time to time, of undivided beneficial interests in the assets of the Trust. The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to herein as the "Trustees." The Company and the Trust will also enter into a Registration Rights Agreement (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers, which shall set forth the obligations of the Company to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) in respect of the Preferred Securities, the Guarantee, the Convertible Debentures and the Company Common Stock issuable upon conversion of the Convertible Debentures and the Preferred Securities.

         1. Each of the Trust and the Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

                  (a) A preliminary offering circular, dated February 20, 1998 (the "Preliminary Offering Circular") and an offering circular, dated March 13, 1998 (the "Offering Circular"), and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, the Company's Current Reports on Form 8-K filed February 17 and 20, 1998, which are incorporated by reference therein, have been prepared in connection with the offering of the Preferred Securities, the Convertible Debentures, the Guarantee and the Company Common Stock issuable upon the conversion of the Preferred Securities and the Convertible Debentures. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 4(g)) furnished by the Company prior to the completion of the distribution of the Trust Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports." The


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         Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Company by any Initial Purchaser expressly for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page, the fifth paragraph on page three and in the first, second, fourth and fourteenth paragraphs under the caption "Plan of Distribution" in the Offering Circular);

                  (b) The Company and each subsidiary of the Company (as used herein, the term "subsidiary" includes but is not limited to Central Parking System Realty, Inc., Square Industries, Inc., Diplomat Parking Corporation, Civic Parking, LLC and Kinney System Holding Corp. ("Kinney")) and any other corporation, joint venture, or partnership in which the Company or any subsidiary of the Company has a 50% or greater ownership interest is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other, as the case may be) to own its properties and conduct its business as now conducted, except where the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company and each subsidiary is duly qualified or authorized to do business and is in good standing in all jurisdictions wherein the nature of its business or the character of property owned or leased may require it to be qualified or authorized to do business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (c) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Offering Circular, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Offering Circular; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Offering Circular; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                  (d) The Preferred Securities have been duly and validly authorized by the Trust, and, when issued and delivered to the Initial Purchasers against payment therefor as provided


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         herein, will be duly and validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Offering Circular and will be in substantially the form previously delivered to you; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; the Preferred Securities will have the rights set forth in the Trust Agreement, and the terms of the Preferred Securities are valid and binding on the Trust; the holders of the Preferred Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

                  (e) The Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Offering Circular, will be duly and validly issued undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Offering Circular; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the First Closing Date (as defined in Section 2(c) hereof), all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any Lien (as defined below); and the Trust Securities are the only interests authorized to be issued by the Trust;

                  (f) This Agreement has been duly authorized and validly executed and delivered by the Company and the Trust and constitutes a valid and legally binding agreement of each of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms (assuming the due execution and delivery hereof by the Initial Purchasers), except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to the rights of creditors generally and
         (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (B) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws.

                  (g) The Guarantee, the Convertible Debentures, the Trust Agreement and the Indenture (collectively, the "Guarantor Agreements") have each been duly authorized and, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent (A) that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to the rights of creditors generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (B) with respect to the Indenture, the waiver contained in Section 515 of the Indenture may be deemed unenforceable and (C) with respect to the Indenture, the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company is unable to


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         comply timely with its registration obligations under the Registration
         Rights Agreement may be limited by applicable law;

                  (h) The Convertible Debentures are entitled to the benefits provided by the Indenture; each of the Guarantor Agreements will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

                  (i) The Registration Rights Agreement has been duly authorized and, when executed and delivered by each of the Trust and the Company, will constitute the valid and legally binding obligations of each of the Trust and the Company, enforceable in accordance with its respective terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to the rights of creditors generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (B) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws and (C) the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company is unable to comply timely with its registration obligations under the Registration Rights Agreement may be limited by applicable law.

                  (j) The documents that are incorporated by reference in any Preliminary Offering Circular and Offering Circular or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the "Rules and Regulations").

                  (k) The Company has full legal right, power and authority to authorize the offering of the Convertible Debentures, the Guarantee and the Company Common Stock issuable upon the conversion of the Preferred Securities and the Convertible Debentures, to execute, deliver and perform this Agreement and to issue, sell and deliver the Convertible Debentures, the Guarantee and the Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures

                  (l) The Trust has full legal right, power and authority to authorize the offering of the Preferred Securities, to execute, deliver and perform this Agreement and to sell and deliver the Preferred Securities to the Initial Purchasers as provided herein.

                  (m) No consent, approval, authorization, or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or the Trust or the consummation by the Company or the Trust of the transactions contemplated hereby or under the Guarantor Agreements, except such authorizations, approvals, consents, orders or filings as may be required under state securities or Blue Sky



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         laws in connection with the purchase and distribution of the Preferred
         Securities, the Guarantee and the Convertible Debentures or as may be required under the Registration Rights Agreement. The Company's execution, delivery and performance of this Agreement and the Guarantor Agreements and the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Trust Securities by the Trust, will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default by the Company under the Amended and Restated Charter or bylaws of the Company. The Company is not in violation of its Amended and Restated Charter or bylaws or any law, administrative rule, or regulation or arbitrator's or administrative or court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any Lien (as defined below) other than violations and defaults which could not reasonably be expected to have a material adverse effect on the business condition (financial or otherwise), prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole.

                  (n) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Guarantor Agreements by the Company and the Trust, to the extent the Trust is a party to such agreement, and the consummation of the transactions contemplated hereby and thereby, will not (1) conflict with or result in a breach or violation of the Trust Agreement or any of the terms or provisions thereof, or (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien or other encumbrances (each, a "Lien") with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Trust is a party or by which they are bound, or to which any of the property or assets of the Company or the Trust is or may be subject, or (3) contravene any order of any court or governmental agency or body having jurisdiction over the Company or the Trust or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or the Trust, or any of their properties;

                  (o) The capitalization of the Company as of December 31, 1997 is as set forth under the caption "Capitalization" in the Offering Circular, and the Company's capital stock, including the Company Common Stock, conforms to the description thereof contained in the Offering Circular. All the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights. Except as contemplated by the Registration Rights Agreement, no holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement. The shares of Company Common Stock issuable upon the conversion of the Preferred Securities and the Convertible



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         Debentures have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Preferred Securities and the Indenture, will be duly and validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Offering Circular; the issuance of the Company Common Stock upon the conversion of the Preferred Securities and the Convertible Debentures will not be subject to preemptive or other similar rights;

                  (p) As of the date hereof, except as set forth on Schedule II hereto, all of the outstanding shares of capital stock or equity interests of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and all such shares and partnership interests are owned by the Company directly or indirectly through another subsidiary, free and clear of all liens, claims, encumbrances, security interests, restrictions, shareholder agreements, voting trusts or other claims of third parties. There are no preemptive rights or other rights to subscribe for or purchase, or any restriction upon the transfer of, any shares of capital stock of the Company's subsidiaries pursuant to any subsidiary's charter, bylaws, or other governing documents or any agreement or other instruments to which such subsidiary is a party.

                  (q) All offers and sales of the Company's securities prior to the date hereof were at all relevant times duly registered or the subject of an available exemption from the registration requirements of the Securities Act and the applicable state securities or Blue Sky laws.

                  (r) The consolidated financial statements and the related notes of the Company included or incorporated by reference in the Offering Circular present fairly the financial position, results of operations, and changes in financial position and cash flow of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The unaudited pro forma financial statements included or incorporated by reference in the Offering Circular comply in all material respects with the applicable accounting requirements of
         Article 11 of Regulation S-X promulgated by the Commission, and the pro forma adjustments have been applied properly to the historical financial statements. The other financial and statistical data included or incorporated by reference in the Offering Circular fairly presents the information set forth therein on the basis stated in the Offering Circular. KPMG Peat Marwick LLP, whose report is incorporated by reference in the Offering Circular, are independent accountants as required by the Securities Act and the Rules and Regulations.

                  (s) Subsequent to the respective dates as of which information is given in the Offering Circular, and except as stated therein, neither the Company nor the Trust have sustained any material loss or interference with their business or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, or become a


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         party to or the subject of any litigation which is material to the
         Company or the Trust, nor shall there have been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, key personnel, capitalization, net worth, results of operations or condition (financial or other) of the Company or the Trust, except in each case as described in or contemplated by the Offering Circular.

                  (t) There is not pending, or to the knowledge of the Company threatened, any action, suit, proceeding, inquiry, or investigation, to which the Company or any of its subsidiaries or any of the Company's officers or directors is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, wherein an unfavorable decision, ruling, or finding could prevent or materially hinder the consummation of this Agreement or could have a material adverse effect on the business condition (financial or otherwise), prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole.

                  (u) Except as described in the Offering Circular, the Company and its subsidiaries have good and marketable title to all real and material personal property owned by them, free and clear of all liens, charges, encumbrances, or defects except those reflected in the financial statements herein above described. The real and personal property and buildings referred to in the Offering Circular which are leased from others by the Company or its subsidiaries are held under valid, subsisting and enforceable leases. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted.

                  (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) The Company and each of its subsidiaries have filed all federal, state, and local income, excise, and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due therefrom; and there is no tax deficiency that has been, nor does the Company or any of its subsidiaries have knowledge of any tax deficiency which is likely to be asserted against the Company or any of its subsidiaries, which if determined adversely could materially and adversely affect the earnings, assets, affairs, business prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.


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                  (x) The Company and each of its subsidiaries operate their businesses in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules, and regulations of governmental bodies. The Company and each of its subsidiaries have all material licenses, approvals, or consents to operate their businesses in all locations in which such businesses are currently being operated, and neither the Company nor any of its subsidiaries is aware of any existing or imminent matter that may materially adversely impact any of their operations or business prospects other than as specifically disclosed in the Offering Circular. No director, officer, or to the Company's knowledge, agent or employee of the Company or any of its subsidiaries, any other person associated with or acting for or on behalf of the Company or any of its subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business obtained, or
         (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Company.

                  (y) Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities any statement, report, information, or form required by any applicable law, regulation, or order where the failure to file the same would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on their respective abilities to conduct business in any state; all such filings or submissions were in material compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Neither the Company nor any of its subsidiaries has failed to maintain in full force and effect any material license or permit necessary or proper for the conduct of their respective businesses, or received any notification that any revocation or limitation thereof is threatened or pending, and, except as disclosed in the Offering Circular, there is not pending any change under any law, regulation, license or permit which could materially adversely affect any of their respective businesses, operations, properties or prospects. Neither the Company nor any of its subsidiaries has received any notice of violation of or been threatened with a charge of violating and are not, to the best of their knowledge, under investigation with respect to a possible violation of any provision of any law, regulation, or order.

                  (z) No labor dispute exists with the Company's or any of its subsidiaries' employees or is imminent which could materially adversely affect the Company. Neither the Company nor any of its subsidiaries is aware of any existing or imminent labor disturbance by any of their employees which could be expected to materially adversely affect the condition (financial or otherwise), results of operations, properties, affairs, management, business affairs, or business prospects of the Company and its subsidiaries, taken as a whole.

                  (aa) The Company owns or possesses, or can acquire on reasonable terms, the patents, licenses, copyrights, trademarks, service marks and trade names presently employed by it in connection with the businesses now operated by it, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights



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

         of others with respect to any of the foregoing which, alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company and its subsidiaries, taken as a whole.

                  (bb) Neither the Company nor any of the directors, officers, or to the Company's knowledge, employees or agents of the Company, have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be expected to constitute, stabilization or manipulation of the price of any security of the Company in connection with the offering, the sale or resale of the of the Preferred Securities or the Company Common Stock issuable upon exercise or conversion of Preferred Securities and the Convertible Debentures.

                  (cc) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of its or their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could reasonably be expected to require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the business, condition (financial or otherwise), prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries had knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a material adverse effect on the business, condition (financial or otherwise), prospects, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole; and the term "hazardous substances" shall have the meaning specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (dd) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management believes is appropriate to the business of the Company and its subsidiaries; all such policies of insurance insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (ee) The Company is not, and will not become as a result of the offering and sale of the Trust Securities and the Company Common Stock issuable upon the conversion of the Preferred Securities and Convertible Debentures, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. The Trust is not required to be registered under the Investment Company Act.

                  (ff) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Preferred Securities) will violate or result in a violation of
         Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

                  (gg) The statements set forth in the Offering Circular under the caption "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," "Effect of Obligations under the Convertible Debentures and the Guarantee," and "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Preferred Securities, the Convertible Debentures, the Guarantee, the Company Common Stock and the documents referred to therein fairly summarize or describe such terms and documents in all material respects;

                  (hh) When the Preferred Securities and Guarantee are issued and delivered pursuant to this Agreement and when the Convertible Debentures are issued (whether initially to the Trust or subsequently to the holders of Preferred Securities in exchange for the Preferred Securities), the Preferred Securities, the Guarantee and the Convertible Debentures will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system;

                  (ii) The Company is subject to Section 13 or 15(d) of the Exchange Act;

                  (jj) Neither the Trust nor the Company, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has offered or sold the Preferred Securities, the Convertible Debentures or the Guarantee by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to any such securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has complied with and will comply with the "offering restrictions" (as defined in such Rule 902) requirements of Regulation S;

                  (kk) Within the preceding six months, with the exception of the concurrent offering by the Company of up to 2,137,500 shares of Company Common Stock pursuant to a registered public offering (the "Company Common Stock Offering") and any securities issued pursuant to the acquisition of Kinney, neither the Trust, the Company nor any other person acting on behalf of the Trust or the Company has offered or sold to any person any Preferred Securities, Convertible Debentures, Guarantee or Company Common Stock or any securities, or any guarantee of any securities, of the same or a similar class as the Preferred Securities, Convertible Debentures, Guarantee or Company Common Stock, other than securities sold to the Initial Purchasers hereunder and other than shares of Company Common Stock issuable pursuant to benefit plans maintained for the officers, directors or employees of the Company. The Trust and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Preferred Securities, Convertible Debentures, Guarantee and shares of Company Common Stock or any substantially similar security issued by the Trust and the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Trust and the Company by Bear, Stearns & Co. Inc.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Preferred Securities, Convertible Debentures, Guarantee and shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

                  (ll) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Preferred Securities, the Convertible Debentures, the Guarantee or the Company Common Stock issuable upon exercise or conversion of Preferred Securities and the Convertible Debentures in a manner that would require the registration of the Preferred Securities under the Act; and

                  (mm) Assuming the accuracy of your representations contained in Section 3 hereof and your compliance with your agreements therein set forth, it is not necessary, in connection with the sale and delivery of the Preferred Securities, the Convertible Debentures, the Guarantee or the Company Common Stock issuable upon conversion of Preferred Securities and the Convertible Debentures by you, in each case in the manner contemplated by this Agreement and the Offering Circular, to register the Preferred Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939.

         2.       Purchase, Sale and Delivery of the Preferred Securities.

                  (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Trust and the Company agree that the Trust shall issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase at a purchase price of $25 per Preferred Security, the number of Firm Securities set forth opposite such Initial Purchaser's name in
         Schedule I hereto, plus such additional number of Firm Securities which such Initial Purchaser may become obligated to purchase pursuant to
         Section 8 hereof.

                  (b) The Trust and the Company also grant to the Initial Purchasers an option to purchase, solely for the purpose of covering over-allotments in the sale of Firm Preferred Securities, if any, all or any portion of the Optional Securities at the purchase price per Preferred Security set forth above. The option granted hereby may be exercised as to all or any part of the Optional Securities at any time (but only once) within 30 days after the date of the Offering Circular. The Initial Purchasers shall not be under any obligation to purchase any Optional Securities prior to the exercise of such option. The option granted hereby may be exercised by Bear, Stearns & Co. Inc. giving written notice to the Company setting forth the number of Optional Securities to be purchased and the date and time for delivery of and payment for such Optional Securities and stating that the Optional Securities referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If such notice is given prior to the First Closing Date (as defined below), the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three full business days thereafter. In either event, the date so set forth shall not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of the option, the Company shall become obligated to sell to the Initial Purchasers, and, subject to the terms and conditions herein set forth, the Initial Purchasers shall become obligated to purchase, for the account of each Initial Purchaser, from the Company, severally and not jointly, the number of Optional Securities specified in such notice. Optional Securities shall be purchased for the accounts of the Initial Purchasers in proportion to the number of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto, except that the respective purchase obligations of each Initial Purchaser shall be adjusted so that no Initial Purchaser shall be obligated to purchase fractional Optional Securities.

                  (c) A global certificate or certificates for the Firm Securities which each Initial Purchaser has agreed to purchase hereunder shall be delivered by or on behalf of the Trust to Bear, Stearns & Co. Inc., through the facilities of DTC, for the account of such Initial Purchaser against payment by such Initial Purchaser or on its behalf of the purchase price therefor by wire transfer to an account designated by the Trust in Federal (same day) funds, such time of delivery against payment being herein referred to as the "First Closing Date." The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates." A global certificate or certificates for the Optional Securities which each Initial Purchaser shall have agreed to purchase hereunder shall be similarly delivered by or on behalf of the Trust on the Option Closing Date. The global certificate or certificates for the Preferred Securities will be in such denominations and registered in such names as Bear, Stearns & Co. Inc. may request not less than 48 hours prior to the First Closing Date or the Option Closing Date, as the case may be. Such certificate or certificates will be made available for checking at the office of DTC or its designated custodian, at least 24 hours prior to the First Closing Date or the Option Closing Date, as the case may be. It is understood that the Representatives may (but shall not be obligated to) make payment on behalf of any Initial Purchaser for the Preferred Securities to be purchased by such Initial Purchaser. No such payment shall relieve such Initial Purchaser from any of its obligations hereunder. The Preferred Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more global Preferred Securities in book-entry form which will be deposited by or on behalf of the Trust with DTC or its designated custodian.

                  (d) As compensation to the Initial Purchasers for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Convertible Debentures of the Company at each Closing Date the Company will pay to Bear, Stearns & Co. Inc., for the accounts of the several Initial Purchasers, an amount equal to $0.75 per Preferred Security for the Preferred Securities to be delivered by the Company at such Closing Date.

         3. Covenants of the Initial Purchasers. Upon the authorization by you of the release of the Preferred Securities, the several Initial Purchasers propose to offer the Preferred Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular, and each Initial Purchaser hereby represents and warrants to and agrees with the Trust and the Company that:

                  (a) It will offer and sell the Preferred Securities only (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A of the Securities Act under the Act in transactions meeting the requirements of Rule 144A,
         (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, and (iii) upon the terms and conditions set forth in Annex I to the Trust Agreement; and

                  (b) It will not offer or sell the Preferred Securities, the Convertible Debentures, the Guarantee or the shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

         4. Covenants of the Company. The Trust and the Company, jointly and severally, agree with each of the Initial Purchasers:

                  (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Preferred Securities, the Convertible Debentures, the Guarantee and the shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures for offering and sale under the securities laws of such jurisdictions in the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish the Initial Purchasers with five copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report incorporated by reference in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report, signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the Effective Time of the Shelf Registration Statement (each as defined in the Registration Rights Agreement), any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission.

                  (d) During the period beginning from the date hereof and continuing for a period of one year after the First Closing Date, or, if applicable, the Option Closing Date, not, and will not permit any of their "affiliates" (as defined by Rule 144A of the Securities Act) to, resell any Preferred Securities, Convertible Debentures or shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures which constitute "restricted securities" under Rule 144 of the Securities Act that have been reacquired by any of them;

                  (e) During the period beginning from the date hereof and continuing for a period of 180 days after the date of the Offering Circular, not to offer, issue, sell, contract to sell, grant any option (other than the grant of options by the Company pursuant to plans in effect on the date hereof) for the sale of, or otherwise dispose of ("Transfer"), directly or indirectly, (a) any trust certificates or other securities of the Trust (other than the Preferred Securities and the Common Securities), (b) any preferred stock or any other security of the Company or its affiliates that is substantially similar to the Preferred Securities, (c) any shares of Company Common Stock (other than the shares offered in the concurrent offering by the Company Common Stock Offering and, in the case of the Company only, shares of Company Common Stock issuable upon conversion of the Preferred Securities or pursuant to the exercise of options awarded pursuant to plans in effect on the date hereof), or (d) any other securities which are convertible into, or exercisable or exchangeable for, any of (a) through (c) above, without the prior consent of Bear, Stearns & Co. Inc. and J.C. Bradford & Co., on behalf of the Initial Purchasers, for a period of 180 days after the date of the Offering Circular.

                  (f) Not to be or become, at any time prior to the expiration of three years after the First Closing Date, or, if applicable, the Option Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                  (g) At any time when the Company or the Trust is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Preferred Securities or Convertible Debentures, to furnish at the Company's or the Trust's expense, as appropriate, upon request, to holders of Preferred Securities or Convertible Debentures and prospective purchasers of such securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

                  (h) To use its best efforts to cause the Company Common Stock issuable upon conversion of the Preferred Securities to be listed for quotation on the New York Stock Exchange or other stock exchange or trading system on which the Company Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement (each as defined under the Registration Rights Agreement).

                  (i) To furnish to the holders of the Preferred Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular (unless such quarter is the fourth fiscal quarter, in which case beginning with the second fiscal quarter ending after the date of the Offering Circular)), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Preferred Securities or any class of securities of the Company is listed; and
         (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (k) In the case of the Company, to issue the Guarantee concurrently with the issue and sale of the Preferred Securities as contemplated herein;

                  (l) The Trust and the Company shall file, on or prior to 60 days after the First Closing Date, and use its best efforts to cause to be declared or become effective under the Securities Act, on or prior to 150 days after the First Closing Date, a shelf registration statement providing for the registration of the Preferred Securities, the Convertible Debentures, the Guarantee and the Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures, all in a manner which will permit persons who acquire the Preferred Securities, the Convertible Debentures, the Guarantee and the Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures to resell such securities, all in accordance with the terms of a registration rights agreement, to be dated as of the First Closing Date, among the Trust, the Company and the Initial Purchasers (the "Registration Rights Agreement"), and to use its best efforts to maintain the effectiveness of such registration statement for two years after such First Closing Date (subject to certain exceptions set forth in the Registration Rights Agreement);

                  (m) To use the net proceeds received by it from the sale of the Preferred Securities in the case of the Trust, and the Convertible Debentures, in the case of the Company, pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

                  (n) To reserve and keep available at all times, free of preemptive rights, shares of Company Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Company Common Stock upon conversion of the Preferred Securities and the Convertible Debentures;

                  (o) To refrain from registering, whether directly or indirectly through arrangements with DTC or otherwise, any transfers of the Preferred Securities not made in accordance with the provisions of Regulation S under the Securities Act and not otherwise exempt from registration under the Act; and

                  (p) The Trust and the Company will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of any security of the Company in connection with the offering, the sale or resale of the Preferred Securities, the Guarantee, the Convertible Debentures or the Company Common Stock issuable upon exercise or conversion of Preferred Securities and the Convertible Debentures.

         5. Expenses. The Company agrees with the Initial Purchasers that whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all fees and expenses incident to the performance of the obligations of the Company and the Trust hereunder, including, but not limited to, (i) the fees, disbursements and expenses of the Trust's and the Company's counsel and accountants in connection with the issue of the Preferred Securities and the shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers; (ii) the cost of printing or producing this Agreement, the Indenture, the Trust Agreement, the Guarantee, the Registration Rights Agreement, any Blue Sky and legal investment memorandum, any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Preferred Securities; (iii) all expenses in connection with the qualification of the Preferred Securities, the Convertible Debentures and the shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures for offering and sale under state securities laws as provided in Section 4(b) hereof; (iv) the fees, disbursements and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Trust; (v) the cost of preparing the Preferred Securities and the Convertible Debentures; (vi) the fees and expenses of the Trustees, the Indenture Trustee and Guarantee Trustee and any other agent thereof and the fees and disbursements of their counsel, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (vii) any cost incurred in connection with the listing of the shares of Company Common Stock issuable upon conversion of the Preferred Securities and the Convertible Debentures; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Preferred Securities by them, and any advertising expenses connected with any offers they may make. The Company shall not in any event be liable to any of the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

         6. Conditions of the Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers to purchase and pay for the Firm Securities and Optional Securities, shall be subject, in their reasonable discretion, to the accuracy of the representations and warranties of the Trust and the Company herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company and the Trust of all of their covenants and agreements hereunder, and to the following additional conditions:

                  (a) Bass, Berry & Sims PLC, counsel for the Initial Purchasers, shall have furnished to you such opinion or opinions, dated the Closing Date, with respect to this Agreement, the Company Common Stock, the Convertible Debentures, the Indenture, the Guarantee, the Trust Agreement, the Registration Rights Agreement and the Offering Circular, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (b) Andrew M. Paalborg, Vice President, General Counsel and Secretary of the Company, and Harwell Howard Hyne Gabbert & Manner P.C., counsel for the Company, shall have furnished to you their written opinions, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Tennessee, with corporate power and authority to own its properties and conduct its business as now conducted;

                           (ii) As of the dates specified therein, the Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Offering Circular. All of the outstanding shares of the capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The capital stock of the Company conform to the description thereof contained in the Offering Circular;

                           (iii) Each of the Company's subsidiaries that are
                  "significant" as such term is defined in Regulation S-X promulgated by the Commission has been duly organized and is validly existing under the laws of its jurisdiction of incorporation or organization, as applicable, with the corporate or partnership power and authority to own its properties and conduct its business as now conducted. The issued and outstanding shares of capital stock of the Company's corporate subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned beneficially and of record by the Company in the amounts set forth in an exhibit to the opinion, and, to such counsel's knowledge, free and clear of liens, claims, encumbrances, security interests, voting trusts or other defects of title whatsoever. All interests in partnership subsidiaries of the Company are owned beneficially and of record in the percentages set forth in an exhibit to the opinion, and, to such counsel's knowledge, are owned free and clear of liens, claims, encumbrances, security interests, or other defects of title whatsoever;

                           (iv) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions where the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries, taken as a whole. The Company holds all licenses, certificates, permits, franchises and authorizations from governmental authorities that are material to the conduct of its business in all locations in which such business is currently being conducted;

                           (v) Except as contemplated by the Registration Rights Agreement, to the best of such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Company Common Stock or any other security of the Company, except for those registration rights granted in connection with the acquisition of Kinney.

                           (vi) The Company Common Stock issuable upon the conversion of the Preferred Securities and the Convertible Debentures has been duly authorized by the Company and reserved for issuance upon conversion and, if and when issued in accordance with the Trust Agreement and the Indenture, will be validly issued and fully paid and nonassessable and will conform to the description of the Company Common Stock contained in the Offering Circular; and the issuance of such Company Common Stock is not subject to any preemptive rights under the Delaware General Corporation Law, or any other similar rights that entitle or will entitle any person to acquire any shares of Company Common Stock from the Company upon the issuance of such shares by the Company; and all of the issued and outstanding Common Securities are directly owned by the Company free and clear of all liens, encumbrances, equities or claims;

                           (vii) Each of the Company's subsidiaries is duly qualified to do business in all jurisdictions where the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries, taken as a whole. Each subsidiary holds all licenses, certificates, permits, franchises and authorizations from governmental authorities that are material to the conduct of its business in all locations in which such business is currently conducted;

                           (viii) Except as described in the Offering Circular,
                  there is not pending, or to the best knowledge of such counsel threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company, could result in any material adverse change in the business, financial position, net worth or results of operations, or could materially adversely affect the properties or assets, of the Company;

                           (ix) To the best knowledge of such counsel, the Company or any of its subsidiaries is not in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries and material to the Company or any of its subsidiaries or any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries;

                           (x)   All offers and sales of the Company's
                  securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or the subject of any exemption from the registration requirements of applicable state securities or Blue Sky laws;

                           (xi) The Exchange Act Reports (other than the financial statements and related financial information therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the Rules and Regulations; and nothing has come to the attention of such counsel that causes him to believe that any of such documents (other than the financial statements and related financial information therein, as to which such counsel need express no opinion), when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                           (xii) The Company has full legal right, power and
                  authority to enter into this Agreement and the Guarantor Agreements, and this Agreement and the Guarantor Agreements, upon due execution, authentication and delivery, have been duly authorized, executed, and delivered by the Company. This Agreement and the Guarantor Agreements constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, rehabilitation, conservation, reorganization, moratorium or other similar laws now or hereafter in effect relating to the rights of creditors generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (B) with respect to the Indenture, the waiver contained in Section 515 of the Indenture may be deemed unenforceable, (C) with respect to this Agreement, the enforceability of indemnifica tion and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws, and (D) with respect to the Indenture, the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company is unable to comply timely with its registration obligations under the Registration Rights Agreement may be limited by applicable law; the Convertible Debentures are entitled to the benefits provided by the Indenture;

                           (xiii) The Registration Rights Agreement has been
                  duly authorized and, when executed and delivered by the Company, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to the rights of creditors generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (B) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws, and (C) the enforceability, under certain circum stances, of provisions imposing a payment obligation if the Company is unable to comply timely with its registration obligations under the Registration Rights Agreement may be limited by applicable law.

                           (xiv) Assuming the accuracy of your representations contained in Section 3 hereof and your compliance with your agreements therein set forth and assuming the accuracy of the Company's and the Trusts's representations contained in paragraphs (jj), (kk) and (ll) of Section 1 hereof and their compliance with their agreements set forth in Section 4, no registration of the Preferred Securities, the Convertible Debentures or the Guarantee under the Act, and no qualification of any indenture under the Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Preferred Securities, the Convertible Debentures or the Guarantee by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Circular;

                           (xv) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940. The Trust is not required to be registered under the Investment Company Act of 1940;

                           (xvi) No consent, approval, authorization, or order of any court or governmental agency or body or, to such counsel's knowledge, any third party is required for the performance of this Agreement or the Guarantor Agreements or the consummation by the Company or the Trust of the transactions contemplated hereby and thereby except such authorizations, approvals, consents, orders, registrations or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Preferred Securities, the Guarantee and the Convertible Debentures or as may be required under the Registration Rights Agreement;

                           (xvii) The Company's execution, delivery and
                  performance of this Agreement and the Guarantor Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default by the Company under the Amended and Restated Charter or bylaws of the Company. The Company is not in violation of its Amended and Restated Charter or bylaws or any law, administrative rule, or regulation or arbitrator's or administrative or court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any Lien other than violations and defaults which could not reasonably be expected to have a material adverse effect on the business condition (financial or otherwise), prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole;

                           (xviii) The execution, delivery and performance of
                  this Agreement, the Registration Rights Agreement and the Guarantor Agreements by the Company and the consummation of the transactions contemplated hereby and thereby, will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound, or to which any of the property or assets of the Company is or may be subject, or (2) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company, or any of its properties;

                           (xix) The statements set forth in the Offering Circular under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Descrip tion of the Convertible Debentures," "Effect of Obligations Under the Convertible Debentures and the Guarantee," and "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Preferred Securities, the Convertible Debentures, the Guarantee, the Company Common Stock and the documents referred to therein, and under the caption "Plan of Distribution" insofar as they purport to describe the provisions of the law and the documents described therein, fairly summarize or describe such terms, documents and laws in all material respects.

                           In addition to the matters set forth above, such
                  opinion shall also include a statement to the effect that such counsel have participated in conferences with officers and other representatives of the Company and the Trust, representatives of the independent public accountants of the Company, representatives of the Initial Purchasers and their counsel at which the contents of the Offering Circular and related matters were discussed and, although such counsel are not passing on and do not assume any responsibility for the accuracy, completeness or fairness contained in the Offering Circular, that nothing has come to the attention of such counsel which leads them to believe that the Offering Circular or any amendment or supplement thereto, or any document incorporated by reference therein, as of the respective dates thereof and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). In rendering such opinion, counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates of responsible officers of the Company and public officials;

                  (c) Harwell Howard Hyne Gabbert & Manner P.C., special Delaware counsel for the Trust, shall have furnished to you their written opinions, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                           (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act;

                           (ii) The Trust Securities conform to the description thereof contained in the Offering Circular;

                           (iii) Under the Delaware Business Trust Act and the
                  Trust Agreement, the Trust has the trust power and authority
                  (a) to own its properties and conduct its business, (b) to execute and deliver this Agreement, the Trust Agreement, the Registration Rights Agreement and any other agreement or certificate required to be executed and delivered by the Trust hereby and thereby and (c) to issue and perform its obligations under the Trust Securities, as described in the Trust Agreement;

                           (iv) To the best of such counsel's knowledge, the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Offering Circular; and there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (v) The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Trust, and the consummation of the transactions contemplated hereby and thereby, will not (1) conflict with or result in a breach or violation of the Trust Agreement or any of the terms or provisions thereof, or (2) contravene any order of any court of governmental agency or body having jurisdiction over the Trust or any of its properties, or violate or conflict with any statue, rule or regulation or administrative or court decree applicable to the Trust or any of its properties;

                           (vi) The Trust has full legal right, power and authority to enter into this Agreement and the Trust Agreement, and this Agreement and the Trust Agreement, upon due execution, authentication and delivery, have been duly authorized, executed, and delivered by the Trust. This Agreement and the Trust Agreement constitute valid and legally binding obligations of the Trust enforceable against the Trust and the Trustees in accordance with their terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent transfer, rehabilitation, conservation, reorganization, moratorium or other similar laws now or hereafter in effect relating to the rights of creditors generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (B) with respect to this Agreement, the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws;

                           (vii) The Registration Rights Agreement has been duly authorized and when executed and delivered by the Trust (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute the valid and legally binding obligations of the Trust, enforceable in accordance with its terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insol vency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to the rights of creditors generally, and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (B) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws, and (C) the enforceability, under certain circum stances, of provisions imposing a payment obligation if the Company is unable to comply timely with its registration obligations under the Registration Rights Agreement may be limited by applicable law.

                           (viii) The Trust Securities have been duly authorized
                  by the Trust, and upon issuance thereof and payment therefor as provided herein, will be validly issued, and, subject to the terms of the Trust Agreement, fully paid and nonassessable undivided beneficial interests in the assets of the Trust; none of the issued Trust Securities have been issued in violation of or subject to any preemptive rights provided for by the Delaware Business Trust Act, or other law or in the Trust Agreement. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, the Trust Securities pursuant to the Trust Agreement, bylaws or other governing documents or, to such counsel's knowledge, any agreement or other instrument to which the Trust is a party or by which it may be bound except as described in the Offering Circular and except for restrictions on transfer imposed under applicable securities laws.

                           (ix) The Securityholders, as beneficial owners of the
                  Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the Securityholders may be obligated to make payments as set forth in the Trust Agreement;

                           (x) No consent, approval, authorization, or order of any court or governmental agency or body of the State of Delaware or, to such counsel's knowledge, any third party is required for the performance of this Agreement or the Trust Agreement or the Registration Rights Agreement or the consummation by the Trust of the transactions contemplated hereby and thereby;

                           (xi) The purchase of the Convertible Debentures by
                  the Trust does not, and the distribution of the Convertible Debentures by the Trust will not, in each case in the circumstances contemplated by the Trust Agreement, conflict with or result in a breach or violation of any of the terms or provisions of the Trust Agreement or any Delaware statute or any order, rule or regulation of any Delaware governmental agency or body having jurisdiction over the Trust or any of its properties; and

                           In addition to the matters set forth above, such
                  opinion shall also include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Trust, representatives of the independent public accountants of the Company, representatives of the Initial Purchasers and their counsel at which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing on and does not assume any responsibility for the accuracy, completeness or fairness contained in the Offering Circular, nothing has come to the attention of such counsel which leads them to believe that the Offering Circular or any amendment or supplement thereto, or any document incorporated by reference therein, as of the respective dates thereof and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). In rendering such opinion, counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates of responsible officers of the Company and public officials;

                  (d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Trust and the Company in relation to the classification of the Trust for United States federal income tax purposes, shall have furnished their written opinion to the effect that:

                           (i) under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and

                           (ii) The statements made in the Offering Circular
                  under the caption "United States Federal Income Taxation" are a fair and accurate summary of certain of the United States federal income tax issues relating to the purchase, ownership and the disposition of the Preferred Securities.

                  (e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Closing Date, KMPG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Initial Purchasers, with respect to the consolidated financial statements and certain financial information incorporated by reference in or contained in the Offering Circular;

                  (f) The Trust Agreement, the Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to you;

                  (g) (i) Subsequent to the respective dates as of which information is given in the Offering Circular, and except as stated therein, neither the Company nor the Trust have sustained any material loss or interference with their business or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, or become a party to or the subject of any litigation which is material to the Company or the Trust, nor shall there have been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, key personnel, capitaliza tion, net worth, results of operations or condition (financial or other) of the Company or the Trust, which loss, interference, litigation or change, in the judgment of the Initial Purchasers shall render it unadvisable to commence or continue the offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular.

                  (h) On or after the date hereof, none of the Company's debt securities or the Preferred Securities are rated by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

                  (i) On or after the date hereof there shall not have occurred any of the following: (i) trading in securities on the New York Stock Exchange, the American Stock Exchange, or the over-the-counter market shall have been suspended or materially limited or minimum or maximum prices shall have been established on either of such Exchanges or such market, or a banking moratorium shall have been declared by Federal or state authorities; (ii) if at or prior to the Closing Date trading in securities of the Company shall have been suspended; or (iii) if there shall have been such a material change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States such as in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Offering Circular;

                  (j) The Trust and the Company shall have furnished or caused to be furnished to you at the Closing Date certificates of trustees of the Trust and officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Trust and the Company herein at and as of such Closing Date, as to the performance by the Trust and the Company of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as you may reasonably request.

                  (k) Each of the directors of the Company and each of the officers of the Company named in the Offering Circular shall have executed and delivered to you in a lock-up agreement addressed to you in a form satisfactory to you and substantially similar to the form of lock-up agreement contained in Section 4(e).

         All such opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Bear, Stearns & Co. Inc. and their counsel. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives shall reasonably request.

         The respective obligations of the Initial Purchasers to purchase and pay for the Optional Securities shall be subject, in their reasonable discretion, to each of the foregoing conditions to purchase the Firm Preferred Securities, except that all references to the "Closing Date" shall be deemed to refer to the Option Closing Date, if it shall be a date other than the Closing Date.

         7. Indemnification and Contribution.

                  (a) The Company and the Trust, severally and jointly, agree to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or Offering Circular, or any amendment or supplement thereto, or in any Blue Sky application or other written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Preferred Securities under the securities laws thereof (a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Trust will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or Offering Circular or such amendment or such supplement or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company or the Trust by any Initial Purchaser specifically for use therein (it being understood that the only information so provided by the Initial Purchasers is the information included in the last paragraph on the cover page, the fifth paragraph on page three, and in the first, second, fourth and fourteenth paragraphs under the caption "Plan of Distribution" in any Preliminary Offering Circular and the Offering Circular).

                  (b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless each of the Trust and the Company and each person, if any, who controls the Company within the meaning of the Securities Act, and each Administrative Trustee or any other person who controls the Trust within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Trust or Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or Offering Circular, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state in the Preliminary Offering Circular or Offering Circular or any amendment or supplement thereto or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust and the Company by any Initial Purchaser specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page, the fifth paragraph on page three, and in the first, second, fourth and fourteenth paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Circular and the Offering Circular);

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, including governmental proceedings, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
         Section 7 notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation except that the indemnified party shall have the right to employ separate counsel if, in its reasonable judgment, it is advisable for the indemnified party and any other Initial Purchaser to be represented by separate counsel, and in that event the fees and expenses of separate counsel shall be paid by the indemnifying party. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  Neither the Company nor the Trust will, without prior written consent of each Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Initial Purchaser is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Initial Purchaser from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding part of this Section 7 is for any reason held to be unavailable to the Initial Purchasers, the Company, or the Trust or is insufficient to hold harmless an indemnified party, then the Company and the Trust shall contribute to the damages paid by the Initial Purchasers, and the Initial Purchasers shall contribute to the damages paid by the Company and the Trust provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Preferred Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company, the Trust and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Initial Purchasers were treated as one entity for such purpose). No Initial Purchaser or person controlling such Initial

         Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the amount per Preferred Security paid to such Initial Purchaser as compensation for its commitment to purchase Preferred Securities hereunder, less the aggregate amount of any damages which such Initial Purchaser and its controlling persons have otherwise been required to pay in respect of the same or any similar claim. The Initial Purchasers' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company, and each Administrative Trustee and each person who controls the Trust within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Trust.

         8. Default of Initial Purchasers. If any Initial Purchaser defaults in its obligation to purchase Preferred Securities hereunder and if the total number of Preferred Securities which such defaulting Initial Purchaser agreed but failed to purchase is ten percent or less of the total number of Preferred Securities to be sold hereunder, the non-defaulting Initial Purchasers shall be obligated severally to purchase (in the respective proportions which the number of Preferred Securities set forth opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Preferred Securities set forth opposite the names of all the non-defaulting Initial Purchasers), the Preferred Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase. If any Initial Purchaser so defaults and the total number of Preferred Securities with respect to which such default or defaults occur is more than ten percent of the total number of Preferred Securities to be sold hereunder, and arrangements satisfactory to the other Initial Purchasers and the Company for the purchase of such Preferred Securities by other persons (who may include the non-defaulting Initial Purchasers) are not made within 36 hours after such default, this Agreement, insofar as it relates to the sale of the Preferred Securities, will terminate without liability on the part of the non-defaulting Initial Purchasers or the Company except for (i) the provisions of Section 7 hereof, and (ii) the expenses to be paid or reimbursed by the Company pursuant to Section 5. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 8. Nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

         9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Trust and the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Initial Purchaser or any controlling person, the Trust or any Administrative Trustee or controlling person of the Trust and (ii) delivery of and payment for the Preferred Securities. The respective agreements, covenants, indemnities and other statements set forth in Section 5 and Section 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         10. Termination.

                  (a) This Agreement may be terminated by the Representatives by notice to the Company and the Trust (i) in the event that at or prior to the First Closing Date the Company or the Trust shall have failed, refused, or been unable to perform any agreement on the part of the Company or the Trust to be performed hereunder or any other condition to the obligations of the Initial Purchasers hereunder is not fulfilled; (iii) if at or prior to the Closing Date trading in securities on the New York Stock Exchange, the American Stock Exchange, or the over-the-counter market shall have been suspended or materially limited or minimum or maximum prices shall have been established on either of such Exchanges or such market, or a banking moratorium shall have been declared by Federal or state authorities; (iv) if at or prior to the Closing Date trading in securities of the Company shall have been suspended; or (v) if there shall have been such a material change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the reasonable judgment of the Initial Purchasers, it is inadvisable to commence or continue the offering of the Preferred Securities at the offering price to the public set forth on the cover page of the Offering Circular or to proceed with the delivery of the Preferred Securities.

                  (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof.

         11. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be mailed or delivered or telegraphed and confirmed in writing to the Representatives in care of Bear, Stearns & Co. Inc., 945 Park Avenue, New York, New York 10167, Attention: Tom Harney, or if sent to the Company or the Trust shall be mailed, delivered or telegraphed and confirmed in writing to the Company and the Trust at 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212, Attention: Monroe J. Carell, Jr.

         12. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the several Initial Purchasers, the Company, the Trust and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Company, the Trust and the several Initial Purchasers and for the benefit of no other person except that (i) the representations and warranties of the Company and the Trust contained in this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Securities Act, and
(ii) the indemnities by the Initial Purchasers shall also be for the benefit of the directors of the Company and any person or persons who control the Company within the meaning of Section 15 of the Securities Act and the Administrative Trustees and any person or persons who control the Trust within the meaning of
Section 15 of the Securities Act. No purchaser of Preferred Securities from any Initial Purchaser will be deemed a successor because of such purchase. The validity and interpretation of this Agreement shall be governed by the laws of the State of Tennessee. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. You hereby represent and warrant to the Company and the Trust that you have authority to act hereunder on behalf of the several Initial Purchasers, and any action hereunder taken by you will be binding upon all the Initial Purchasers.

         13. No Liability of Property Trustee, Delaware Trustee or Guarantee Trustee.

                  It is expressly understood and agreed by the parties hereto that (a) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements of any Trustee of the Trust, including, without limitation, Chase Bank of Texas, National Association as Guarantee Trustee or Property Trustee or Chase Manhattan Bank Delaware as Delaware Trustee, in their individual capacity, but is made and intended for the purpose of binding only the Trust, and (b) under no circumstances shall any Trustee, including Chase Bank of Texas, National Association as Guarantee Trustee or Property Trustee or Chase Manhattan Bank Delaware as Delaware Trustee be personally liable for any breach or failure of any obligation, representation, warranty, or covenant made or undertaken by the Trust under this Agreement except, if such breach or failure is due to any gross negligence or wilful misconduct of the Trustee.

         If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Trust and each of the several Initial Purchasers.

                                    Very truly yours,

                                    CENTRAL PARKING CORPORATION

                                    By:
                                       ----------------------------------
                                       Name:  Monroe J. Carell, Jr.
                                       Title: Chief Executive Officer and
                                              Chairman of the Board

                                    CENTRAL PARKING FINANCE TRUST


                                    By:
                                       -----------------------------
                                       Administrative Trustee


                                    CENTRAL PARKING FINANCE TRUST


                                    By:
                                       -----------------------------
                                       Administrative Trustee

Confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
J.C. BRADFORD & CO., LLC
WILLIAM BLAIR & COMPANY, L.L.C.
NATONSBANC MONTGOMERY SECURITIES LLC
SUNTRUST EQUITABLE SECURITIES
  For themselves and as Representatives
  of the several Initial Purchasers, by

BEAR, STEARNS & CO. INC.


By:
   --------------------------------------
   Title:

                                   SCHEDULE I

                               INITIAL PURCHASERS



                                                                       Number of
                 Initial Purchaser                             Preferred Securities to Be
                                                                       Purchased
----------------------------------------------------------     --------------------------
Bear, Stearns & Co. Inc. .................................               800,000
J.C. Bradford & Co., LLC .................................               800,000
William Blair & Company, L.L.C ...........................               800,000
NationsBanc Montgomery Securities LLC ....................               800,000
SunTrust Equitable Securities ............................               800,000

                                                                       ---------
                                                                       4,000,000
                                                                       =========




                                       37